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                                                                  EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports dated March 21, 1997 relating to the financial statements of Sunshine State Power BV and Sunshine State Power (No. 2) BV for the three years ended December 31, 1996, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Price Waterhouse Nederland BV
Amsterdam, The Netherlands
December 10, 1997